UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14C
                                 (RULE 14C-101)

                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         -------------------------------------------------------------


CHECK THE APPROPRIATE BOX:


[_]      Preliminary information statement.
[_]      Confidential, for use of the Commission only
         (as permitted by Rule 14c-5(d)(2)).
[X]      Definitive information statement.



                              Accessor Funds, Inc.
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]      No fee required.
[_]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

                  1) Title of each class of securities to which transaction applies:

                  2) Aggregate number of securities to which transaction applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  4)       Proposed maximum aggregate value of transaction:

                  5)       Total fee paid:

                  [_]      Fee paid previously with preliminary materials.

                  [_]      Check box if any part of the fee is offset as
provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

                  1)       Amount Previously Paid:

                  2)       Form, Schedule or Registration Statement No.:

                  3)       Filing Party:

                  4)       Date Filed:

--------------------------------------------------------------------------------

Accessor Funds, Inc.
1420 Fifth Avenue, Suite 3600  Seattle, WA  98101
www.accessor.com   tel  800 759 3504  fax  206 224 4274







December 5, 2005



Dear Accessor Funds, Inc. International Equity Fund Shareholder:

On August 29, 2005, the Board of Directors of Accessor Funds, Inc. ("Accessor Funds") approved the hiring of Pictet International Management Limited ("Pictet") to replace J.P. Morgan Fleming Asset Management (London), Ltd. as the money manager of the International Equity Fund, an investment portfolio of Accessor Funds, Inc. ("Accessor Funds"). Pictet became the new money manager of the International Equity Fund on October 1, 2005. We are optimistic that the International Equity Fund will benefit from the management of this new money manager.

Accessor Funds has obtained exemptive relief from the Securities and Exchange Commission that permits its Board of Directors to approve new money managers without shareholder approval under certain circumstances. The enclosed information statement describes, among other things, Pictet and the terms of the Pictet money manager agreement for the International Equity Fund.

The enclosed material is for your information only. It is not a proxy statement. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Please feel free to call us at (800) 759-3504 should you have any questions on the enclosed information statement. We thank you for your continued interest in Accessor Funds, Inc.

Sincerely,

J. Anthony Whatley III
President

                              ACCESSOR FUNDS, INC.

                            INTERNATIONAL EQUITY FUND
                          1420 Fifth Avenue, Suite 3600
                                Seattle, WA 98101

                                December 5, 2005


                              ____________________

                              INFORMATION STATEMENT
                              ____________________

         This information statement is being provided to the shareholders of the International Equity Fund (the "International Fund"), an investment portfolio of Accessor Funds, Inc. ("Accessor Funds"). This information statement is being provided in lieu of a proxy statement pursuant to the terms of an exemptive order that Accessor Funds received from the Securities and Exchange Commission (the "SEC"). The exemptive order permits Accessor Funds' manager, Accessor Capital Management LP ("Accessor Capital"), to, under certain circumstances, hire new investment management organizations (the "Money Managers") with the approval of the Board of Directors of Accessor Funds (the "Board of Directors"), but without obtaining shareholder approval. Pursuant to the exemptive order, Accessor Funds has agreed to provide certain information about new Money Managers to shareholders. Accordingly, you are not being asked to vote on the hiring of the new Money Manager for the International Fund, but are encouraged to review this Information Statement.

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The International Fund is an investment portfolio of Accessor Funds. Accessor Funds, a Maryland corporation, is a multi-managed, open-end investment company currently consisting of ten diversified investment portfolios and six diversified funds of funds investment portfolios, each with its own investment objective and policies. The International Fund was designated as a separate investment portfolio of Accessor Funds on and commenced operations on October 2, 1994.

         The annual report for the International Fund for the fiscal year ended December 31, 2004, including audited financial statements, has previously been sent to shareholders and is available upon request without charge by calling
(800) 759-3504 or writing Accessor Capital at 1420 Fifth Avenue, Suite 3600, Seattle, WA 98101.


         This information statement will be mailed on or about December 5, 2005.


BACKGROUND
----------

         Accessor Capital is the manager and administrator of the International Fund pursuant to an Amended and Restated Management Agreement effective June 17, 1992 as amended and restated February 12, 2004 (the "Management Agreement"). The Management Agreement was most recently approved by the Board of Directors of Accessor Funds, including a majority of Directors who are not "interested persons", as defined in the Investment Company Act of 1940 (the "1940 Act"), of any party to such agreement (referred to as Independent Directors) on February 25, 2005. The Management Agreement was most recently submitted to a vote of International Fund shareholders on June 17, 1992 in connection with its initial approval. Accessor Capital's address is 1420 Fifth Avenue, Suite 3600, Seattle, Washington 98101.

         Pictet International Management Limited ("Pictet") became the Money Manager of the International Fund on October 1, 2005. This Information Statement describes Pictet and the Money Management Agreement for the International Fund among Pictet, Accessor Capital and the Accessor Funds.

ACCESSOR CAPITAL MANAGEMENT AGREEMENT
-------------------------------------

         As noted above, Accessor Capital is the manager and administrator of Accessor Funds pursuant to the Management Agreement with Accessor Funds. Under the Management Agreement, Accessor Capital provides the following services to each investment portfolio of Accessor Funds (each a "Fund" and collectively the "Funds"), including the International Fund: (i) provides or oversees the provision of all general management, administration, investment advisory and portfolio management services for Accessor Funds, and supervises the provision of services by third parties such as the Money Managers, the custodian of the Funds and Funds' accounting agent and distributor; (ii) provides Accessor Funds with office space, equipment and personnel necessary to operate and administer Accessor Funds' business; (iii) develops the investment programs for the Funds, selects Money Managers for the Funds (subject to approval by the Board of Directors), allocates assets among Money Managers, and monitors the Money Managers' investment programs and results; and (iv) may exercise investment discretion over the Funds and assets invested in the Funds' liquidity reserves and all or any portion of the Funds' other assets not assigned to a Money Manager. For providing these services, each Fund pays Accessor Capital a fee equal on an annual basis to a percentage of the Fund's average daily net assets. The International Fund pays Accessor Capital a fee equal on an annual basis to 0.55% of the International Fund's average daily net assets. For the fiscal year ended December 31, 2004, the International Fund paid or accrued for Accessor Capital $434,992. The International Fund also pays the compensation of its Money Manager.

         Accessor Capital recommends Money Managers for each of the Funds to the Board of Directors based upon its continuing quantitative and qualitative evaluation of the Money Managers' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Money Manager, and Accessor Capital does not expect to recommend frequent changes of Money Managers. None of the Money Managers provides any services to Accessor Funds except the day-to-day investment management of its respective Fund.

TERMINATION OF PRIOR MONEY MANAGER AGREEMENT
--------------------------------------------

         Accessor Funds and Accessor Capital entered into a Money Manager Agreement with J.P. Morgan Fleming Asset Management (London), Ltd. ("JPMorgan") for the portfolio management of the International Fund which became effective on January 17, 2002. The Money Manager Agreement with JPMorgan was most recently approved by the Board of Directors, including the Independent Directors, on December 27, 2004 and was most recently submitted to a vote of the shareholders of the International Fund on September 30, 1994 in connection with its initial approval.

         At a special meeting held on August 29, 2005, the Board of Directors of Accessor Funds, including all the Independent Directors, approved Accessor Capital's recommendation to terminate the Money Manager Agreement with JPMorgan and approve a new Money Manager Agreement with Pictet.

APPROVAL OF NEW MONEY MANAGER AGREEMENT
---------------------------------------

COMPARISON OF MONEY MANAGER AGREEMENTS

         The new Money Manager Agreement with Pictet contains terms that are substantially similar to the terms of the former Money Manager Agreement with JPMorgan. Specifically, duties to be performed under the new Money Manager Agreement are similar and the standard of care of the agreement are identical to what was provided in the Money Manager Agreement with JPMorgan and what is provided in the other Money Manager Agreements with the other Money Managers of Accessor Funds. The principal differences between the JPMorgan Money Manager Agreement and the Pictet Money Manager Agreement are the effective and termination dates and the compensation payable under such agreements. A description of the fees payable under the Pictet Money Manager Agreement and a comparison of those fees with the fees paid to JPMorgan under the JPMorgan Money Manager Agreement are set forth below under "Money Manager Fees and Comparison of Fees".

         The Money Manager Agreement with Pictet became effective on October 1, 2005 and will continue in effect for two years and thereafter from year to year, subject to approval annually in accordance with the 1940 Act. The Money Manager Agreement with Pictet may be terminated at any time without the payment of any penalty by the Board of Directors, Accessor Capital, Pictet, or a vote of the "majority of the outstanding voting securities" (as that term in defined in the 1940 Act) of the International Fund upon 60 days' advance written notice to the other parties to the Money Manager Agreement. The Money Manager Agreement will terminate automatically in the event of its "assignment" (as defined in the 1940 Act). The Money Manager Agreement with JPMorgan contained similar provisions.

         The Money Manager Agreement with Pictet is attached to this information statement as Exhibit 1. Shareholders should refer to Exhibit 1 for the complete terms of the Money Manager Agreement with Pictet and the description of such agreement set forth herein is qualified in its entirety by the provisions of the Money Manager Agreement as set forth in Exhibit 1.

MONEY MANAGER FEES AND COMPARISON OF FEES

         The fees paid to the Money Manager of the International Fund are based on the assets of the International Fund. (See "Money Manager Fees" in the Statement of Additional Information for a complete discussion of the fees paid to the other Money Managers of the Accessor Funds). Under the Money Manager Agreement with Pictet, the International Fund pays Pictet, as compensation for the services rendered by Pictet to the International Fund, a fee computed daily and paid quarterly at the annual rate set forth below based on the aggregate daily net assets of the International Fund:

                  First $50 million - 0.50%
                  Next $50 million - 0.45%
                  Amounts over $100 million - 0.40%

The fee is paid by the International Fund for each quarter within 60 days after the end of such quarter. If Pictet serves for less than a full quarter, the foregoing compensation will be prorated.


         The fees payable to Pictet under the Pictet Money Manager Agreement differ from the fees paid to JPMorgan under the JPMorgan Money Manager Agreement in that as of January 1, 2005, JPMorgan was paid a fee computed daily and paid quarterly at an annual rate set forth below based on the aggregate average daily net asset value of the International Fund:


                  First $50 million - 0.50%
                  Next $100 million - 0.45%
                  Amount over $150 million - 0.40%

         Prior to January 1, 2005, JPMorgan earned a management fee based on a percentage of the assets of the International Fund (a basic fee) and the performance of the International Fund compared to its benchmark index after a specific number of complete calendar quarters of management by JPMorgan (a performance fee). The basic fee was equal to an annual rate of 0.20% of the International Fund's average daily net assets up to a maximum of $400,000 annualized. The Statement of Additional Information contains more information on the prior management fee structure.


         Fees paid or accrued to JPMorgan for services provided under the JPMorgan Money Manager Agreement for the period from January 1, 2005 to September 30, 2005 was $340,065.73. Fees that would have been payable to Pictet for services under the Pictet Money Manager Agreement for the same period, had the Pictet Money Manager Agreement been in effect for such period, would have been $340,065.73. These fees are the same as the fees paid to JPMorgan under the JPMorgan Money Manager Agreement. Neither JPMorgan nor any affiliate of JPMorgan received any other fees or material payments from Accessor Capital or the Accessor Funds for the nine months ending September 30, 2005.

INFORMATION REGARDING PICTET

         Pictet was established in 1980, is registered with the SEC as an investment adviser, and is authorized and regulated by the Financial Services Authority in the United Kingdom. Pictet forms a part of Pictet Asset Management, the institutional business division of Pictet & Cie, and manages a range of products including a variety of equity portfolios for U.S. and international institutional clients. Pictet & Cie is a Swiss private bank that was founded in 1805. Pictet's address is Level 37, Tower 42, 25 Old Broad Street, London, England EC2N 1HQ.

         MANAGEMENT. Pictet (London) Limited owns 100% of the equity securities of Pictet. Pictet (London) Limited is a subsidiary of Pictet Canada, L.P. The general partners of Pictet Canada, L.P. are Pictet Advisory Services (Overseas) Limited and Fingest (Canada) Inc., both of which are subsidiaries of Pictet Holding Corporation. The shareholders of Pictet Holding Corporation are also the eight general partners of Pictet & Cie, who each own 12.4975% of Pictet & Cie. Listed below are the names, positions, and principal occupations of each officer and Director of Pictet:

                                                             POSITION WITH PICTET AND PRINCIPAL OCCUPATION
                  NAME                                          IF DIFFERENT FROM POSITION WITH PICTET

         Rolf W. Banz                                        Director
         Marc Briol                                          Chief Operating Officer
         David Cawthrow                                      Chief Compliance Officer
         Renaud De Planta                                    Chief Executive Officer
         Rhoderick John Hearn                                Director
         Nicholas A. Johnson                                 Director and Chief Investment Officer
         Gavin Seton Sharpe                                  Director and Chief Financial Officer

         No officer or Director of Accessor Funds currently is a director, officer or employee of Pictet. No officer or Director of Accessor Funds owns securities of or has any other material direct or indirect interest in Pictet or any other person controlling, controlled by or under common control with Pictet. Since January 1, 2003, none of the Directors of Accessor Funds has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which Pictet was or is to be a party.

         MANAGEMENT ACTIVITIES. As of September 30, 2005, Pictet had approximately $1.8 billion of assets under management. As of September 30, 2005, Pictet & Cie had approximately $127 billion of assets under management and administration for institutional and private clients.

         Pictet makes investment decisions for the assets of the International Fund allocated to it by Accessor Capital, and continuously reviews, supervises, and administers the International Fund's investment program with respect to these assets. The International Fund maintains an average market capitalization similar to the average market capitalization of the MSCI EAFE & EM Index. Pictet attempts to exceed the performance of the MSCI EAFE & EM Index over a cycle of five years. Pictet's investment approach is to draw upon internal resources to assess industry dynamics, business franchise/management strategy, financial strength, and valuation.

         Pictet is independent of Accessor Capital and discharges its responsibilities subject to Accessor Capital's and the Board of Directors' supervision and in a manner consistent with the International Fund's investment objective, policies, and limitations. Pictet does not provide any services except investment management to the International Fund.

         Pictet does not act as the investment adviser or subadviser for the any other registered investment companies with investment objectives similar to the International Fund.

         Pictet uses a team approach in managing the International Fund. A team of three senior investment managers primarily based in London is responsible for implementing the investment strategies of the International Fund. This team of senior investment managers includes Richard Heelis, Head & Senior Investment Manager, Fabio Paolini, Senior Investment Manager, and Aylin Suntay, Senior Investment Manager. Mr. Heelis has been with Pictet since 1999 and is now the Head of the Regional Equities Team. Mr. Paolini has been with Pictet since 1997, and Ms. Suntay has been with Pictet since 2001. Before joining Pictet, she worked for Colonial First State in London, first as Head of

European Equities and afterwards as Head of Global Media and Consumer Sectors between 1999-2001.


         The team of investment managers that manages the International Fund for Pictet also manages other investment companies and/or investment accounts. The following table shows, as of September 30, 2005, the number of accounts managed in each of the listed categories and the total assets in the accounts managed within each category. The table also shows the number of accounts with respect to which the advisory fee is based on the performance of the account, if any, and the total assets in those accounts.


                                        REGISTERED                  OTHER POOLED                OTHER ACCOUNTS
                                        INVESTMENT               INVESTMENT VEHICLES
                                        COMPANIES

NUMBER OF ACCOUNTS MANAGED                   2                            2                            9

NUMBER OF ACCOUNTS WITH
PERFORMANCE BASED ADVISORY
FEES                                         0                            0                            0

ASSETS MANAGED                            $35.4m                       $756.4m                      $28.0m

ASSETS MANAGED WITH
PERFORMANCE-BASED ADVISORY
FEES                                         0                            0                            0

All assets mentioned above are managed by the team and include assets managed for personal and family accounts.

         The foregoing information regarding Pictet is based on information provided by Pictet. Pictet is not affiliated with Accessor Capital.

FUND PORTFOLIO TRANSACTIONS AND BROKERAGE

          Subject to the general supervision of the Board of Directors, Accessor Capital and Pictet are responsible for the International Fund's portfolio transactions. Generally, securities are purchased for the International Fund for investment income and/or capital appreciation, and not for short-term trading profits. However, the International Fund may dispose of securities without regard to the time they have been held when such action, for defensive or other purposes, appears advisable to Accessor Capital or Pictet.

          Subject to the arrangements and provisions described below, Pictet, as the Money Manager of the International Fund, usually makes the selection of a broker or dealer to execute International Fund transactions. The Capital Management Agreement and the Money Manager Agreement with Pictet provide, in substance and subject to specific directions from the Board of Directors and officers of Accessor Capital, that in executing Fund transactions and selecting brokers or dealers, the principal objective is to seek the best net price and execution. Securities will ordinarily be purchased from the markets where they are primarily traded, and Pictet will consider all factors it deems relevant in assessing the best net price and execution for any transaction, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis).

          The Money Manager Agreement with Pictet provides that Pictet will not select broker-dealers on the basis of the use of "soft dollars" or receipt of "soft dollar credits" as otherwise permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended. Under the JPMorgan Money Manager Agreement, Accessor Funds retained the right to request that a certain number of the International Fund's transactions be executed by broker/dealers which provided brokerage or research services to Accessor Funds or Accessor Capital or as to which an ongoing relationship would be of value to Accessor Funds, with respect to the International Fund, under certain circumstances.

          Accessor Capital does not expect the International Fund ordinarily to effect a significant portion of its total brokerage business with brokers affiliated with Accessor Capital or the Money Managers of the Accessor Funds. However, Pictet may effect transactions for the International Fund with a broker affiliated with it, as well as with brokers affiliated with other Money Managers, subject to applicable law and the above considerations regarding obtaining the best net price and execution. The International Fund did not effect portfolio transactions with any affiliated brokers during the fiscal year ended December 31, 2004.

EVALUATION BY THE BOARD OF DIRECTORS

         The Directors of Accessor Funds are listed below:

               NAME                                POSITION                                  ADDRESS

George G. Cobean, III                Director                               1607 South 341st Place
                                                                            Federal Way, WA  98003-3211

Geoffrey C. Cross                    Director                               252 Broadway
                                                                            Tacoma, WA  98402

J. Anthony Whatley III*              Director, President and Principal      1420 Fifth Avenue, Suite 3130
                                     Executive Officer                      Seattle, WA  98101

*interested person


         The Directors of Accessor Funds, at an in-person meeting held on August 29, 2005, authorized Accessor Capital to terminate the Money Management Agreement with JPMorgan. Before authorizing Accessor Capital to terminate such agreement, the Directors reviewed JPMorgan's investment capabilities, the performance of the International Fund as compared to its benchmark index and the investment performance of mutual funds of comparable size with similar investment objectives, JPMorgan's fee as compared to submanagement fees charged to other mutual funds with similar strategies, Accessor Capital's assessment and evaluation of JPMorgan's performance, and Accessor Capital's recommendation to the Board that JPMorgan should be replaced as the Money Manager of the International Fund. The Directors considered in particular that the International Fund had underperformed its benchmark index. The Directors also considered Accessor Capital's view that JPMorgan relied too heavily on computer models in managing the International Fund's portfolio. After considering these factors, the Board determined that it was in the best interests of the International Fund and its shareholders to terminate the Money Management Agreement with JPMorgan.


         The Board of Directors then considered Accessor Capital's recommendation that the Board approve Pictet as the new Money Manager of the International Fund. The Board reviewed Accessor Capital's process for selecting Pictet to recommend to the Board and considered that Accessor Capital had identified and interviewed a large number of potential candidates and presented four finalists to the Board for its review. They considered that Accessor Capital's search focused on both qualitative and quantitative criteria, including the risk to the International Fund from the investment style proposed and the impact of proposed fees. The Board reviewed the qualitative and quantitative analysis provided by Accessor Capital of each candidate's organizational structure, investment process and style and long-term performance record. The Board also reviewed the materials provided by Pictet including its Form ADV and information regarding its compliance policies and procedures.

         The Independent Directors also reviewed the memoranda that they had received from their counsel that outlined the legal standards and certain other considerations relevant to their deliberations and met separately with their counsel to discuss the materials provided and the information presented.

         The Board of Directors, including all of the Independent Directors, concluded at an in-person meeting held on August 29, 2005 that, based on the information presented to them, Pictet had the capabilities, resources, and personnel necessary to be the Money Manager of the International Fund. The Board of Directors also concluded that, based on the services to be provided by Pictet to the International Fund, the fees paid by similar funds and taking into account such other matters that the Directors considered relevant in the exercise of their reasonable judgment, the compensation proposed to be paid by the International Fund to Pictet under the Money Manager

Agreement was fair and reasonable. Accordingly, after consideration of such factors and information as it deemed relevant, the Board, including all of the Independent Directors, approved the Money Manager Agreement with Pictet. The Money Manager Agreement with Pictet went into effect on October 1, 2005.


         In approving the Money Manager Agreement with Pictet, the Board of Directors considered a number of factors, including (i) the nature, quality and extent of services expected to be rendered by Pictet to the International Fund;
(ii) the investment performance of Pictet; (iii) fees to be charged by Pictet under the proposed Management Agreement; (iv) the other benefits that may be realized by Pictet from a relationship with the International Fund and (v) the economies of scale that would be realized as the assets of the International Fund grew and whether the proposed fee schedule reflected these economies of scale. In their deliberations, the Directors did not identify any particular information or factor that was all-important or controlling. The primary factors and conclusions are described below.


         NATURE, QUALITY AND EXTENT OF SERVICES PROVIDED

         The Board of Directors considered that, under the terms of the proposed Money Manager Agreement, Pictet would be authorized to select portfolio securities for investment by the International Fund, determine when to purchase and sell such securities and, upon making any purchase or sale decision, place orders for execution of such portfolio transactions. The Directors considered that the terms of the proposed Money Manager Agreement were substantially similar to the terms of the JPMorgan Money Manager Agreement and the other Money Manager Agreements for the Accessor Funds. They concluded that the terms of the proposed Money Manager Agreement were reasonable and fair.


         The Board of Directors considered the scope and quality of services expected to be provided by Pictet to the International Fund. In particular, the Board considered information regarding Pictet's investment process and research capabilities. With respect to Pictet's investment process, the Board was presented information regarding Pictet's "bottom-up" investment approach of seeking attractive companies in attractive sectors in attractive regions rather than focusing on countries and sectors first. They also considered that Pictet's investment process draws from a broad range of internal and external sources (including expertise in emerging Asia and small cap issuers). With respect to Pictet's research capabilities, the Board received information regarding Pictet's operations around the world and its use of both computer models and fundamental investment research in managing client accounts. They were informed that Pictet expects to identify through its own research and analysis those companies whose growth is likely to exceed or be sustained beyond consensus expectations to deliver positive unexpected growth and to overweight those stocks in the portfolio of the International Fund.


         In addition, the Board of Directors considered the background and experience of the investment management team proposed for the International Fund and that each member of the investment management team also co-manages a regional portfolio and could be expected to bring regional expertise to the management of the International Fund.

         The Board of Directors also considered Pictet's compliance policies and procedures, the information disclosed on its Form ADV and Pictet's trading capabilities.

         The Board concluded that they were satisfied with the nature, quality and extent of services expected to be provided by Pictet to the International Fund under the proposed Money Manager Agreement.

         INVESTMENT PERFORMANCE


         The Board of Directors considered information provided to them by Pictet regarding the historical performance of Pictet's "EAFE Equity" investment product, with a slightly different strategy than that to be used for the International Fund, which includes emerging markets, and will be Pictet's "EAFE Plus" mandate. The historical performance for Pictet represents a composite - gross of fees. That means that fees, taxes and other expenses are not deducted in the calculation of the composite performance information. It is shown by quarter, calendar year, and several cumulative periods.

--------------------------------------------------------------------------------------------------------------------
                                            PICTET*                 MSCI EAFE + EM INDEX         EXCESS RETURN
First Quarter                                 1.90                          3.11
Second Quarter                                5.02                          1.97
Third Quarter                                (1.12)                        (0.55)
Fourth Quarter                                3.88                          1.23
1996                                          9.92                          5.85                     4.07

First Quarter                                 0.98                         (0.15)
Second Quarter                               12.81                         12.96
Third Quarter                                 1.07                         (1.10)
Fourth Quarter                               (7.17)                        (8.75)
1997                                          6.88                          1.79                     5.09

First Quarter                                16.27                         13.61
Second Quarter                                3.22                         (1.32)
Third Quarter                               (13.36)                       (14.72)
Fourth Quarter                               19.18                         20.53
1998                                         23.92                         15.24                     8.68

First Quarter                                 1.15                          2.30
Second Quarter                                3.06                          4.49
Third Quarter                                 2.69                          3.48
Fourth Quarter                               20.37                         17.83
1999                                         28.86                         30.34                    (1.48)

First Quarter                                 4.23                          0.20
Second Quarter                               (3.28)                        (4.53)
Third Quarter                               (10.16)                        (8.58)
Fourth Quarter                               (2.31)                        (3.80)
2000                                        (11.52)                       (15.87)                    4.35

First Quarter                               (14.63)                       (12.83)
Second Quarter                               (0.11)                        (0.34)
Third Quarter                               (11.42)                       (14.78)
Fourth Quarter                                4.94                          8.79
2001                                        (20.73)                       (19.46)                   (1.27)

First Quarter                                 0.18                          1.64
Second Quarter                               (0.82)                        (2.56)
Third Quarter                               (21.45)                       (19.39)
Fourth Quarter                                7.30                          6.80
2002                                        (16.26)                       (14.74)                   (1.52)

--------------------------------------------------------------------------------------------------------------------
                                            PICTET*                 MSCI EAFE + EM INDEX         EXCESS RETURN
First Quarter                                (8.19)                        (7.93)
Second Quarter                               20.10                         19.92
Third Quarter                                 7.48                          8.75
Fourth Quarter                               17.74                         17.18
2003                                         39.54                         40.70                    (1.16)

First Quarter                                 7.29                          4.95
Second Quarter                                0.26                         (0.64)
Third Quarter                                 1.12                          0.63
Fourth Quarter                               17.98                         15.58
2004                                         28.33                         21.28                     7.05

First Quarter                                 1.69                          0.13
Second Quarter                                0.55                         (0.17)
2005 - First Six Months                       2.25                         (0.04)                    2.29

         AVERAGE ANNUAL
         TOTAL RETURNS
One Year ending 6/30/05                      21.98                         16.26                     5.72

Three Years ending 6/30/05                   15.56                         13.67                     1.89

Five Years ending 6/30/05                     1.30                          0.60                     0.70

Seven Years ending 6/30/05                    5.25                          4.05                     1.20

_____________________
*SEPARATE ACCOUNT COMPOSITE-GROSS OF FEES: The percentage of product assets in the composite reflects the percent of only pure EAFE accounts. Pictet Asset Management has prepared and presented this composite performance data in compliance with the Global Investment Performance Standards (GIPSTM), the Swiss Performance Presentation Standards (SPPS), the Performance Presentation Standards of the Association for Investment Management and Research (AIMR-PPSTM) and the UK Investment Performance Standards (UKIPS).


         The Board compared Pictet's historic performance to the historic performance of the International Fund and to that of the International Fund's benchmark index, noting that Pictet had outperformed the International Fund's benchmark index for the one year, five year and seven year periods ended of June 30, 2005.


         The Board concluded that the Pictet's historic investment performance was consistent and reasonable in relation to the historic performance of the International Fund and the International Fund's benchmark index. Although performance was a factor considered in the selection of Pictet, past performance is not indicative of future results, and performance over the benchmark index cannot be guaranteed.


         PROPOSED FEES

         The Board of Directors reviewed the fees proposed by Pictet for its services under the Money Manager Agreement and compared those fees to the fees charged by JPMorgan. The Board also compared the proposed fees to the fees proposed by the other candidates and to the investment advisory fees charged to funds with similar investment objectives (based on Morningstar data on funds in the foreign large blend style box). They considered in particular that the proposed fees were lower that the median fee of the International Fund's mutual fund peer group and that the breakpoints in the fee schedule proposed by Pictet meant reduced fees at lower asset levels than what was in place with JPMorgan. The Board also considered that Pictet typically charges higher fees to other clients (including non-mutual fund clients) with similar strategies to that of the International Fund, noting that, on average, Pictet charges 75 to 80 basis points for the management of such accounts. The Board did not receive information regarding the estimated costs to Pictet of the services proposed to be provided by it to the International Fund or the estimated profits that may be realized by Pictet and its affiliates from a relationship with the

International Fund. The Board considered that it would be difficult for Pictet to estimate such costs and the profits given that Pictet had not yet provided management services to the International Fund. The Board also noted that it would be appropriate to request and review such information when the Board considered the continuation of the Money Manager Agreement.


         The Board concluded that the fees payable under the proposed Money Manager Agreement with Pictet were fair and reasonable in light of the usual and customary charges made for services of the same nature and quality.

         OTHER BENEFITS

         The Board of Directors considered the other benefits which Pictet and its affiliates could be expected to receive from Pictet's relationship with the International Fund. The Board noted in particular that, under the terms of the proposed Money Management Agreement, Pictet was prohibited from selecting broker/dealers for International Fund transactions on the basis of the use of soft dollars or the receipt of soft dollar credits and so would not receive any benefit from soft dollar arrangements with respect to transactions for the International Fund. The Board also considered that Pictet could, consistent with applicable law, execute portfolio transactions through affiliated brokers and the benefit to Pictet and its affiliates of such transactions.

         The Board concluded that the other benefits expected to be received by Pictet from its relationship with the International Fund were reasonable.

         ECONOMIES OF SCALE

         The Board of Directors also considered whether economies of scale would be realized by Pictet as the assets of the International Fund got larger and the extent to which those economies of scale were reflected in the proposed fee schedule. They considered the breakpoints in the fee schedule proposed by Pictet and that the fee would reduce at a lower asset level than what had been reflected in the JPMorgan fee schedule.

         Given the size of the International Fund and its anticipated growth, the Board concluded that the proposed breakpoints in the Pictet fee schedule were an effective way to share economies of scale with the International Fund's shareholders.

DESCRIPTION OF ACCESSOR CAPITAL
-------------------------------

         Accessor Capital was organized as a general partnership under the laws of the State of Washington on April 25, 1991, for the purpose of acting as Accessor Funds' manager and reorganized as a Washington limited partnership on August 12, 1993. On February 11, 2002, Accessor Capital restructured its general partners into one corporation, Accessor Capital Corporation, a Washington corporation. Accessor Capital Corporation owns 62.5% of Accessor Capital. J. Anthony Whatley III, a Director of Accessor Funds, is the controlling shareholder of Accessor Capital Corporation, the managing general partner of Accessor Capital. The address of Accessor Capital Corporation is 1420 Fifth Avenue, Suite 3600, Seattle, WA 98101.

         The following chart lists those officers and Directors of Accessor Funds who are also affiliated with Accessor Capital and sets forth the nature of those affiliations. The address of each such officer and Director is 1420 Fifth Avenue, Suite 3600, Seattle, WA 98101.

                NAME                      POSITION WITH ACCESSOR FUNDS           POSITION WITH ACCESSOR CAPITAL

J. Anthony Whatley, III               Director, President and Principal      Executive Director
                                      Executive Officer

Ravindra A. Deo                       Senior Vice President, Treasurer &     Vice President and Chief Investment
                                      Principal Financial/Accounting         Officer
                                      Officer

Linda V. Whatley                      Senior Vice President and Assistant    Vice President
                                      Secretary

Robert J. Harper                      Senior Vice President                  Director of Sales and Client Service

Christine J. Stansbery                Senior Vice President, Secretary &     Assistant Vice President - Compliance
                                      Chief Compliance Office

R. Michael Daley                      Vice President                         Regional Director

Darin Dubendorf                       Vice President                         Regional Director

Deborah Jean Bryan                    Vice President                         Director of Operations and Information
                                                                             Technology

Justin Hudson Robarge                 Assistant Treasurer                    Jr. Investment Analyst, Operations
                                                                             Associate

None of the Directors or officers of Accessor Funds owns any interest in Pictet or its parent company or any of their subsidiaries.

         Accessor Capital provides transfer agent, registrar, and dividend disbursing agent services to Accessor Funds pursuant to a Transfer Agency and Administration Agreement between Accessor Capital and Accessor Funds (the "Transfer Agency Agreement"). Accessor Capital also provides certain administrative and record-keeping services under the Transfer Agency Agreement. For providing these services, Accessor Capital receives a fee equal to 0.15% of the average daily net assets of the Growth, Value, Small to Mid Cap, and International Funds, 0.13% of the High Yield Bond, Intermediate Fixed-Income, Short-Intermediate Fixed-Income and Mortgage Securities Funds, and 0.13% of the average daily net assets of the U.S. Government Money Funds of Accessor Funds and a transaction fee of $0.50 per transaction. Accessor Capital is also reimbursed by Accessor Funds for certain out-of-pocket expenses including postage, taxes, wire transfer fees, stationery and telephone expenses. For the fiscal year ended December 31, 2004, the International Fund paid or accrued for Accessor Capital $126,198 for these services.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
---------------------------------------------------


         As of November 15, 2005, Directors and officers owned less than 1% of the International Fund's outstanding shares. As of November 15, 2005, the control persons and principal holders of the International Fund were:

      INTERNATIONAL FUND - ADVISOR CLASS                             INTERNATIONAL FUND -INVESTOR CLASS
OWNER                                           PERCENT          OWNER                                       PERCENT
American Marine Bank                            8.19%            Donaldson, Lufkin And Jenrette              10.70%
P.O. Box 10788                                                   One Pershing Plaza
Bainbridge Island, WA 98110-0788                                 Jersey City  NJ 07399

Bank of the West                                13.47%           National Financial Services Corp            23.28%
PO BOX 60078                                                     P O Box 3908
LOS ANGELES CA 90060-0078                                        Church Street Station
                                                                 New York  NY 10008-3908

      INTERNATIONAL FUND - ADVISOR CLASS                             INTERNATIONAL FUND -INVESTOR CLASS
OWNER                                           PERCENT          OWNER                                       PERCENT
Accessor Aggressive Growth Allocation Fund      9.19%
38 Fountain Square                                               Trust Company of Sterne, Agee & Leach       7.43%
Cincinnati, OH 45263                                             800 SHADES CREEK PKWY
                                                                 BIRMINGHAM, AL 35023
Accessor Growth Allocation Fund                 16.30%
38 Fountain Square                                               Sterne Agee & Leach                         22.64%
Cincinnati, OH 45263                                             813 Shades Creek PKWY, Suite 100B
                                                                 Birmingham, AL 35209
Accessor Growth & Income Allocation Fund        13.71%
38 Fountain Square                                               Dan Motors, Inc. 401(k)                     21.77%
Cincinnati, OH 45263                                             520 Main Avenue
                                                                 Fargo, ND 58124
Accessor Balanced Allocation Fund               7.38%
38 Fountain Square
Cincinnati, OH 45263


 INTERNATIONAL FUND - C CLASS                                     INTERNATIONAL FUND - A CLASS

Citizens First National Bank                    21.39%           Citizens First National Bank 401k           55.19%
606 S. Main Street, Trust Dept                                   606 S Main Street, Trust Dept
Princeton, IL 61356                                              Princeton, IL 61356

Trust Company Of Illinois                       72.63%           Pershing LLC                                5.64%
45 South Park Blvd., #300                                        P. O. BOX 2052
Glen Ellyn, IL 60137                                             JERSEY CITY, NJ 07303-9998

                                                                 Primevest Financial Services                37.62%
                                                                 400 FIRST STREET SO SUITE 300
                                                                 P.O. BOX 283 ST
                                                                 CLOUD MN 56302


ADDITIONAL INFORMATION
----------------------

         ALPS Distributors, Inc., 1625 Broadway, Suite 2200, Denver, CO 80202, serves as the distributor of Accessor Funds. ALPS Mutual Funds Services, 1625 Broadway, Suite 2200, Denver CO 80202, is the accounting agent for Accessor Funds and provides the recordkeeping required by Accessor Funds for regulatory and financial reporting purposes .

         Accessor Funds is not required to hold annual meetings of shareholders and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be considered for inclusion in the proxy statement for the next meeting of shareholders must be submitted a reasonable time before the proxy statement is mailed. Whether a proposal submitted would be included in the proxy statement will be determined in accordance with applicable state and federal law.

                                             By Order of the Board of Directors,

                                                   CHRISTINE J. STANSBERY
                                                   Secretary


Dated:  December 5, 2005

                                                                       EXHIBIT 1
                                                                       ---------

                             MONEY MANAGER AGREEMENT

                             Effective Date:      October 1, 2005
                             Termination Date:    Two years after Effective Date
                             Fund and Account:    International Equity Fund

Pictet International Management Limited
Level 37, Tower 42
25 Old Broad Street
London, England EC2N 1HQ

         Re:      Accessor Funds, Inc. Money Manager Agreement
                  --------------------------------------------

Ladies and Gentlemen:

         Accessor Funds, Inc., a Maryland corporation ("Accessor Funds"), is an open-end management investment company of the series type registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and subject to the rules and regulations promulgated thereunder. Accessor Funds issues shares in separate diversified portfolios, each with a different investment objective and policies.

         Accessor Capital Management LP, a Washington limited partnership ("Accessor Capital") acts as manager and administrator of Accessor Funds pursuant to the terms of a Management Agreement, and is an "investment adviser," as that term is defined in Section 2(a)(20) of the 1940 Act, to Accessor Funds. Accessor Capital is responsible for the day-to-day management and administration of Accessor Funds and for the coordination of investments of each portfolio's assets; however, specific portfolio purchases and sales for each portfolio's investment portfolio, or a portion thereof, are to be made by the portfolio management organizations recommended and selected by Accessor Capital, subject to the approval of the Board of Directors of Accessor Funds (the "Board").

         1. Appointment as a Money Manager. Accessor Capital and Accessor Funds ("Accessor") hereby appoint and employ Pictet International Management Limited ("Pictet"), a UK based asset management firm, as a discretionary money manager to Accessor Funds' International Equity Fund, on the terms and conditions set forth herein. The initial funding is approximately $106 million. Accessor Capital determines from time to time that portion of the assets of the International Equity Fund that are to be assigned to Pictet (the "Account"). The Account and those assets of the International Equity Fund managed by Accessor Capital or another money manager as determined by Accessor Capital are referred to as the "Fund".

         2. Acceptance of Appointment; Standard of Performance. Pictet accepts the appointment as a discretionary money manager and agrees to use its best professional judgment to make and implement investment decisions for the Fund with respect to the investments of the Account in accordance with the provisions of this Agreement.

         3. Fund Management Services of Pictet. Pictet is hereby employed and authorized to select portfolio securities for investment by the Fund, to determine to purchase and sell securities for the Account, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with Accessor Funds' operational procedures, as communicated in writing to Pictet and as the same may be amended and communicated in writing to Pictet from time to time. In providing portfolio management services to the Account, Pictet shall be subject to such investment restrictions as are set forth in the 1940 Act and rules thereunder that are applicable to the Fund,, the supervision and control of the Board, such specific instructions as the Board may adopt and communicate in writing to Pictet, the investment objectives, policies and restrictions of the Fund furnished pursuant to paragraph 4, and specific instructions from Accessor Capital, whether oral or written. Oral instructions are to be confirmed in writing within a reasonable time. Pictet shall maintain on behalf of Accessor Funds all accounts, books, records or other documents in respect of the Fund and Pictet's services under this Agreement that are required to be maintained by Pictet pursuant to the 1940 Act, and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or any rule or regulation thereunder, and Accessor Funds' policies and procedures that are communicated in writing to Pictet (as may be amended in writing from time to time). At Accessor Funds' or Accessor Capital's reasonable request (as communicated by the Board or the officers of such entities), Pictet will consult with the officers of Accessor Funds or Accessor Capital, as the case may be, with respect to any decision made by it with respect to the investments of the Account. Accessor Capital shall facilitate the delivery to Pictet on a day-to-day basis of all information that Pictet reasonably requests regarding the Fund to enable Pictet to meet its obligations under this Section of the Agreement.

         4. Investment Objectives, Policies and Restrictions. Accessor Funds shall provide Pictet with a statement of the investment objectives and policies of the Fund and any specific investment restrictions applicable to the Fund and the Account as established by Accessor Funds, including those set forth in its Prospectus as amended from time to time. Accessor Funds retains the right, on reasonable prior written notice to Pictet from Accessor Funds or Accessor Capital, to modify any such objectives, policies or restrictions in any manner at any time. Pictet shall have no duty to investigate any instructions received from Accessor Funds, Accessor Capital, or both, and, absent manifest error, such instructions shall be presumed reasonable. Any information that Accessor has provided to Pictet in relation to this Agreement will be complete and accurate and Pictet may rely on the same, and Accessor agrees to provide any further information properly required by any competent authority.

         5. Transaction Procedures. All transactions for the Account will be consummated by payment to or delivery by Accessor Funds' custodian (the "Custodian"), or such depositary or agents as may be designated by the Custodian, as custodian for Accessor Funds, of all cash and/or securities due to or from the Account, and Pictet shall not have possession or custody thereof or any responsibility or liability with respect thereto. Pictet shall advise the Custodian and Alps Mutual Fund Services ("the Fund Accounting Agent") in writing or by electronic transmission or facsimile of all investment orders for the Fund placed by it with broker/dealers at the time and in the manner and as set forth in Accessor Funds' operational procedures, as may be amended in writing from time to time. Accessor Funds shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by Pictet. Accessor Funds shall be responsible for all custodial arrangements and the payment of all custodial charges and fund accounting fees and, upon Pictet giving proper instructions to the Custodian and the Fund Accounting Agent, Pictet shall have no responsibility or liability with respect to such arrangements or the acts, omissions or other conduct of the Custodian or the Fund Accounting Agent.

         6. Allocation of Brokerage. Pictet shall have authority and discretion to select broker/dealers and to establish brokerage accounts with such brokers to execute portfolio transactions initiated by Pictet for the Account, and for the selection of the markets on/in which the transaction will be executed.

                  A. In doing so, Pictet's primary objective shall be to select a broker/dealer that can be expected to obtain the best net price and execution for Accessor Funds ("Best Execution"). However, this responsibility shall not be deemed to obligate Pictet to solicit competitive bids for each transaction; and Pictet shall have no obligation to seek the lowest available commission cost to Accessor Funds, so long as Pictet believes in good faith, based upon its knowledge of the capabilities of the firm selected, that the broker/dealer can be expected to obtain Best Execution on a particular transaction. Pictet will not select broker-dealers on the basis of the use of "soft-dollars" or receipt of "soft dollar credits" as otherwise permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended.

                  B. Accessor Funds agrees that it will provide Pictet with a list of broker/dealers that are "affiliated persons" of Accessor Funds and any other money managers for the Fund. Subject to receipt of such list, Pictet agrees that it will not execute any portfolio transactions with a broker/dealer that is an "affiliated person" (as defined in the 1940 Act) of Accessor Funds or of any other money manager for the Fund except as permitted by the 1940 Act.

         7. Transactions with Affiliated Persons of the Funds. Pictet is prohibited from consulting with the money manager of another Accessor Fund or the money manager of the portion of the Fund not managed by Pictet, if applicable, concerning transactions entered into by Pictet (or its affiliates) in accordance with Rule 17a-10, 17e-1, 12d3-1 and 10f-3 of the 1940 Act. Further, for the purposes of Rule 12d3-1 of the 1940 Act, where Pictet is one of multiple money managers managing a Fund, Pictet's responsibility to providing investment advice is limited to providing investment advice to the portion of the Fund over which it is appointed by Accessor.

         8. Proxies. Unless Accessor Capital gives written instructions to Pictet to the contrary, Pictet shall vote all proxies solicited by or with respect to the issuers of securities held by the Fund in accordance with Pictet's voting policies and procedures and in a manner that Pictet believes, in its good faith judgment, best serves the interests of the Fund's shareholders. Pictet shall provide to the Fund, upon request, a copy of its voting policies and procedures. For each twelve month period under this Agreement ending on June 30, Pictet shall create and maintain, and provide to the Fund within 45 days after each such June 30 and in an electronic format, the information required by
Item 1 of Form N-PX under the 1940 Act if it casts any votes by proxy on any securities held by the Fund.

         9. Reports to Pictet. Accessor Funds and Accessor Capital shall furnish or otherwise make available to Pictet such information relating to the business affairs of Accessor Funds, including periodic reports concerning the Fund, as Pictet at any time, or from time to time, may reasonably request in order to discharge its obligations hereunder.

         10. Reports to Accessor. Pictet shall furnish or otherwise make available to Accessor such information relating to the business affairs of the Fund, including periodic reports concerning the Fund, as Accessor at any time, or from time to time, may reasonably request in order to discharge its obligations hereunder.

         11. Fees for Services. The compensation of Pictet for its services under this Agreement shall be calculated and paid by Accessor Funds in accordance with Exhibit A attached hereto and incorporated by this reference herein. Pictet acknowledges that any such fee is payable solely out of assets of the Account.

         12. Other Investment Activities of Pictet. Accessor Funds acknowledges that Pictet, or any entity controlled by, controlling or under common control with Pictet, whether directly or indirectly (for the purposes of this provision "control" means ownership of more than 50% of the voting securities of any entity or the ability to elect a majority of the board of directors or other governing body of such entity) ("Affiliate"), may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities (the "Affiliated Accounts"). Services to be furnished by Pictet under this Agreement may be furnished through the medium of any of Pictet's officers or employees. Subject to the provisions of paragraph 2 hereof, Accessor Funds agrees that Pictet and its Affiliates may give advice, exercise investment responsibility and take other action with respect to the Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Account, provided that Pictet acts in good faith, and provided further that it is Pictet's policy to allocate, within its reasonable discretion, investment opportunities to the Account over a period of time on a fair and equitable basis relative to all accounts managed by Pictet, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. Accessor Funds acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Account may have an interest from time to time, whether in transactions which may involve the Account or otherwise. Pictet shall have no obligation to acquire for the Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Account or otherwise.

         13. Certificate of Authority. Each of Accessor Funds, Accessor Capital and Pictet shall furnish to the others from time to time certified copies of the resolutions of its Board of Directors, Board of Trustees, Managing Partner or executive committee, as the case may be, or Certificates of Incumbency evidencing the authority of its officers and employees who are authorized to act on behalf of it. As required Pictet shall provide an authorized signatory list, authorized by the Company Secretary or Head of Compliance at inception of this Agreement and from time to time thereafter as the authorized signatory list is updated.

         14. Limitation of Liability. Pictet shall not be liable for, and shall be indemnified by Accessor Funds for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and reasonably believed by Pictet to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from Accessor Funds or Accessor Capital; provided, however, that such acts or omissions shall not have resulted from Pictet's willful misfeasance, bad faith or gross negligence, violation of applicable law, or reckless disregard of its duty or of its obligations hereunder. The rights and obligations that are provided for in this Paragraph 14 shall survive the cancellation, expiration or termination of this Agreement.

         15. Confidentiality. Subject to the right of the parties hereto to comply with applicable law, including any demand or request of any regulatory or taxing authority having jurisdiction over it; or as may be necessary in the ordinary course of performing the services and transactions contemplated by this Agreement; or with the written consent of the other party, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of each money manager, including Pictet, to the Fund, Accessor Capital and Accessor Funds in respect thereof, other than any such information which is
(a) known to the party prior to this Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party. Accessor acknowledges that from time to time telephone conversations and other communications with Accessor may be taped or monitored by Pictet. The rights and obligations that are provided for in this Paragraph 15 shall survive the cancellation, expiration or termination of this Agreement.

         16. Material Interest. In accordance with the requirements of Financial Services Authority of the United Kingdom ("FSA") Rules, Pictet hereby notifies Accessor that it may effect transactions in which it has, directly or indirectly, a material interest or a relationship with another party, which may involve a potential conflict with Pictet's duty to Accessor. However, Pictet will not enter into any such transaction unless it is permitted by the 1940 Act, FSA rules and any procedures adopted by Accessor Funds.

         17. Use of Pictet's Name. Accessor Funds and Accessor Capital agree to furnish Pictet at its principal office prior to use thereof copies of all prospectuses, proxy statements, reports to stockholders, sales literature, or other material prepared for distribution to stockholders of Accessor Funds or the public that refer in any way to Pictet, and not to use such material if Pictet reasonably objects in writing within seven business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, Accessor Funds and Accessor Capital will continue to furnish to Pictet copies of any of the above-mentioned materials that refer in any way to Pictet, and will not use such material if Pictet reasonably objects in writing within -seven business days (or such other time as may be mutually agreed) after receipt thereof.

         18. Assignment. No assignment, as that term is defined in Section 2(a)(4) of the 1940 Act, of this Agreement shall be made by Accessor Capital or Pictet, and this Agreement shall terminate automatically in the event that it is assigned. Pictet shall notify Accessor Capital and Accessor Funds in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the 1940 Act, to enable Accessor Capital and Accessor Funds to consider whether an assignment, as that term is defined in Section 2(a)(4) of the 1940 Act, will occur, and to take the steps necessary to enter into a new money manager agreement with Pictet.

         19. Representations, Warranties and Agreements of the Investment Company. Accessor Funds represents, warrants and agrees that:

                  A. Pictet has been duly appointed by the Board to provide investment services to the Account as contemplated hereby. Accessor Funds will deliver certified resolutions of its Board authorizing the appointment of Pictet with respect to the Fund, and approving the form of this Agreement.

                  B. Accessor Funds will deliver to Pictet a true and complete copy of its current prospectuses and Statement of Additional Information as effective from time to time and will deliver all future amendments and supplements, if any, the registration statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Securities and Exchange Commission relating to the Fund and shares of the Fund, and all amendments thereto, the charter and By-Laws of Accessor Funds in effect on the date of this Agreement and as amended from time to time, such other documents or instruments governing the Fund and the investments of Fund, and such other information as is necessary for Pictet to carry out its obligations under this Agreement.

                  C. The organization of Accessor Funds and the conduct of the business of the Fund as contemplated by this Agreement, materially complies, and shall at all times materially comply, with the requirements imposed upon Accessor Funds by applicable law.

         20. Representations, Warranties and Agreements of Accessor Capital. Accessor Capital represents, warrants and agrees that:

                  A. Accessor Capital acts as an "investment adviser," as that term is defined in Section 2(a)(20) of the 1940 Act, pursuant to a Management Agreement with Accessor Funds.

                  B. The appointment of Pictet by Accessor Capital to provide the investment services as contemplated hereby has been approved by the Board.

                  C. Accessor Capital is registered as an "investment adviser" under the Advisers Act.

         21. Representations, Warranties and Agreements of Pictet. Pictet represents, warrants and agrees that:

                  A. Pictet is registered as an "investment adviser" under the Advisers Act. Pictet is also authorized and regulated by FSA, and nothing in this Agreement shall exclude any liability of Pictet to Accessor arising under rules of the FSA.

                  B. Pictet shall maintain, keep current and preserve on behalf of Accessor Funds, the records required to be maintained pursuant to
         Section 3 of this Agreement and shall timely furnish to Accessor Capital all information relating to Pictet's services under this Agreement needed by Accessor Capital to keep the other books and records of the Fund required by the 1940 Act, and the Advisers Act, or any rule or regulation thereunder and Accessor Funds' policies and procedures (as may be amended in writing from time to time), in the manner required by such rule, regulation, policy or procedure. Pictet agrees that such records are the property of Accessor Funds and Pictet will provide copies of such books and records at the request of the Fund. All services provided by Pictet under this Agreement are provided on the basis that Accessor is an intermediate customer under the rules of the FSA and Pictet shall treat Accessor alone as its client under FSA rules.

                  C. Pictet shall adopt or has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act, shall provide to Accessor Funds a copy of the code of ethics and evidence of its adoption, and will make such reports to Accessor Funds as required by Rule 17j-1 under the 1940 Act. In the event of a material change to Pictet's code of ethics, Pictet shall provide Accessor Funds a copy of the amended code of ethics within a reasonable time but in no case later than 90 days after the adoption of the material change for review by Accessor Funds' Board of Directors. Notwithstanding anything to the contrary in Accessor Funds' Code of Ethics ("Accessor Code"), a copy of which and all material amendments thereto Accessor Funds will provide to Pictet, Accessor Funds and Accessor Capital agree that Pictet employees will comply with the Accessor Code only to the extent the Accessor Code is consistent with Pictet's Code of Ethics ("Pictet Code"). If, in Pictet's judgment, any provision of the Accessor Code is inconsistent with the Pictet Code, the Pictet Code will control. In addition, Pictet employees will comply with the Accessor Code only with respect to the Account. Pictet has policies and procedures reasonably believed by Pictet to be sufficient to enable Pictet to detect and prevent the misuse of material, nonpublic information by Pictet or any person associated with Pictet.

                  D. Pictet shall advise Accessor, the Custodian and the Fund Accounting Agent from time to time in writing as to the employees of Pictet who are responsible for the investment management of the Account under this Agreement. Pictet shall notify Accessor, the Custodian and the Fund Accounting Agent of any material change in the senior management or in the ownership of Pictet, any change in the manager(s) of the Account and any material change in the nature of Pictet 's principal business.

                  E. Pictet understands that it may receive certain non-public information about clients of Accessor Capital and Accessor Funds under
         Section 248.14 of Regulation S-P and understands and agrees that it will disclose that information only as permitted by Section 248.11 of Regulation S-P.

         22. Amendment. This Agreement may be amended at any time, but only by written agreement among Pictet, Accessor Capital and the Fund, which amendment must be approved by the Board in the manner required by the 1940 Act.

         23. Complaints. Any complaint that Accessor may have relating to any services provided to it by Pictet under this Agreement shall in the first instance be made in writing to the Chief Compliance Officer of Pictet at the address appearing at the head of this Agreement.

         24. Effective Date; Term. This Agreement shall become effective on the effective date set forth on page 1 of this Agreement, and shall continue in effect until the termination date set forth on page 1 of this Agreement. Thereafter, the Agreement shall continue in effect for successive annual periods only so long as its continuance has been specifically approved at least annually
(a) by a vote of a majority of the Board or (b) by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund for which Pictet acts as money manager, and in either case by a majority of the directors who are not parties to the Agreement or interested persons of any parties to the Agreement (other than as directors of Accessor Funds) cast in person at a meeting called for purposes of voting on the Agreement.

         25. Termination. This Agreement may be terminated, without the payment of any penalty, by the Board, Accessor Capital, Pictet or by the vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Fund, upon 60 days' prior written notice to the other parties hereto. Any such termination shall not affect the status, obligations or liabilities of any party hereto to any of the other parties that accrued prior to such termination.

         26. Applicable Law. To the extent that state law is not preempted by the provisions of any federal laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time (in which case, such federal laws shall govern), this Agreement shall be administered, construed and enforced according to the laws of the State of Washington. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Where the effect of a requirement of the 1940 Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         27. Force Majeure. None of the parties to this Agreement shall be deemed to be in breach of this Agreement or otherwise liable to the other as a result of any delay, failure or defective performance of its obligations under this Agreement if and to the extent that such delay or failure arises out of causes beyond the control and without the fault or negligence of the party in question. Such causes may include, without limitation, acts of God; any civil commotion or disorder, riot, invasion or war; fire, explosion, storm, flood, earthquake, subsidence, epidemic or other natural physical disaster; power failures, destruction or breakdown of any premises, plant or equipment (including computer systems); strike, lockout or other industrial action; or any action taken by a governmental or public authority of any kind.

         28. Delegation to Third Parties. Except where prohibited by applicable law or regulation, Pictet may delegate any or all of its functions under this Agreement other than its investment advisory responsibilities to its Affiliates and may employ a third party to perform any accounting, administrative, reporting and ancillary services required to enable Pictet to perform its functions under this Agreement, but Pictet 's liability to Accessor shall not be affected thereby. Pictet will act in good faith and with due diligence in the selection, use and monitoring of third parties which perform services for Pictet under this Agreement.

         29. Compensation. A statement is available from Pictet describing the Accessor's rights to compensation, if any, in the event that Pictet is unable to meet its liabilities.

         30. Entire Agreement. This Agreement constitutes the entire understanding between the parties relating to the Fund and supercedes all prior understandings, arrangements, representations, proposals or communications between the parties, whether written or oral.

         31. Notices. Any notice, advice, or report to be given pursuant to this Agreement shall be delivered or mailed:

         To Accessor Capital at:      Accessor Capital Management LP
                                      1420 Fifth Avenue, Suite 3600
                                      Seattle, WA  98101
                                      Attention:  Christine Stansbery

         To Accessor Funds at:        Accessor Funds, Inc.
                                      1420 Fifth Avenue, Suite 3600
                                      Seattle, WA  98101
                                      Attention:  Christine Stansbery

         To Pictet at:                Pictet International Management Limited
                                      Level 37, Tower 42
                                      25 Old Broad Street
                                      London, England  EC2N 1HQ
                                      Attention: Lisa Smart

         32. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.


EXHIBITS:
A.  Fee Schedule.


ACCESSOR FUNDS, INC.


BY:   /s/ Christine J. Stansbery
      -------------------------------------
      Christine J. Stansbery
      Secretary


DATE: September 30, 2005
      -------------------------------------



Accepted and agreed to:

PICTET INTERNATIONAL MANAGEMENT



By:   /s/ G. Sharpe
      -------------------------------------
      Name:  G. Sharpe
      Title: Director

DATE: September 15, 2005
      -------------------------------------


By:   /s/ Nicholas Johnson
      -------------------------------------
      Name:  N.A.D. Johnson
      Title: Director

DATE: September 15, 2005
      -------------------------------------



ACCESSOR CAPITAL MANAGEMENT LP
By Accessor Capital Corporation, Inc.
Its Managing General Partner


BY:   /s/ Ravindra A, Deo
      -------------------------------------
      Ravindra A. Deo
      Secretary


DATE: September 30, 2005
      -------------------------------------

                                    EXHIBIT A
                                MONEY MANAGER FEE
                                -----------------


         The Fund will pay the Money Manager as compensation for the Money Manager's services rendered, a fee, computed daily and paid quarterly at the annual rate set forth below of the aggregate daily net assets of the Fund:

                  First $50 million - 0.50%
                  Next $50 million - 0.45%
                  Amount over $100 million - 0.40%

         Such fess shall be paid by the Fund and no fees shall be paid to Accessor Capital Management LP under this agreement. Such fee shall be payable for each quarter within 60 days after the end of each quarter. If the Money Manager shall serve for less than the whole of a quarter, the foregoing compensation shall be prorated.